LBB     LOPEZ, BLEVINS, BORK & ASSOCIATES, LLP      CERTIFIED PUBLIC ACCOUNTANTS
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CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of out report dated May 11, 2005, on the consolidated financial statements of 360 Global Wine Company (Formerly Knightsbridge Fine Wines, Inc.) as of December 31, 2004, and the related statements of operations, stockholders' equity and cash flows for each of the year then ended, and the inclusion of our name under the heading "Experts" in the Form S-8 Registration Statement filed with the Securities and Exchange Commission.


/S/ Lopez, Blevins, Bork & Associates, LLP
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Lopez, Blevins, Bork & Associates, LLP
Houston, Texas

January 13, 2006

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2500 WILCREST DRIVE, SUITE 150    HOUSTON, TEXAS 77042    TEL: (713) 877-9944     FAX (713) 979-1735
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